UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

Tyco Flow Control International Ltd.

(Exact name of registrant as specified in its charter)

Switzerland	98-1050812
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

3550

(Primary Standard Industrial

Classification Code Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2012, Patrick K. Decker resigned as President of Tyco Flow Control International Ltd. (the “Company”) and from all other positions with the Company in order to accept the position of President and Chief Executive Officer of Harsco Corporation. The Company’s indirect parent company, Tyco International Ltd. (“Tyco”), had previously indicated in public filings that Mr. Decker was expected to discontinue his relationship with the Company in connection with the Company’s spin-off from Tyco and the subsequent merger between Pentair, Inc. (“Pentair”) and a wholly-owned subsidiary of the Company (the “Merger”).

The company’s Board of Directors (the “Board”) appointed David A. Dunbar as President, effective August 8, 2012. Mr. Dunbar, age 50, is currently a member of the Company’s executive leadership team and is president of the Company’s Valves and Controls business segment. Mr. Dunbar joined the Company in October 2009. Prior to joining the Company, Mr. Dunbar spent 12 years at Emerson Electric, most recently as President of Europe for Emerson Process Management. Mr. Dunbar’s compensation arrangements will not be amended or modified in connection with his appointment as President of the Company.

As previously stated in the Company’s and Tyco’s public filings, the executive officers of Pentair will become the executive officers of the Company following the Merger.

Item 8.01 Other Events

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 14, 2012	TYCO FLOW CONTROL INTERNATIONAL LTD.

	By:	/s/ John S. Jenkins, Jr.
	Name:	John S. Jenkins, Jr.
	Title:	Director